Exhibit 99.1

SUNSTONE HOTEL INVESTORS PROVIDES OPERATIONS UPDATE

Aliso Viejo, Calif. (October 10, 2024) – Sunstone Hotel Investors, Inc. (the "Company" or "Sunstone") (NYSE: SHO) today provided an update on recent operating activity for the third quarter and the estimated resulting impact on its previously provided full-year 2024 outlook.

Operations Update

The Company’s operations for July and August 2024 were consistent with its prior expectations and reflect continued strength in group activity, an acceleration in business travel and an anticipated market-wide moderation in leisure demand in Maui. During the first two months of the quarter, the Company generated growth in total portfolio RevPAR and Total RevPAR, excluding The Confidante Miami Beach, of 2.4% and 6.3%, respectively, and Adjusted EBITDAre of approximately $37 million, which was in-line with the full-year 2024 outlook as presented in the Company’s second quarter earnings release provided on August 7, 2024.

Beginning in September, the Company’s operations were impacted by labor activity at the 1,190-room Hilton San Diego Bayfront (the “Hotel”), which led to the cancellation of certain group events and overall lower business volume at the Hotel. Hilton, the Company’s manager of the Hotel, has been in negotiations with the union that represents a majority of the employees of the Hotel and has reached an agreement on renewed contract terms. The renewed contract terms were ratified by the union members on October 9, 2024, and the Hotel has resumed normal operations.

Based on the business that has been disrupted at the Hotel as a result of the labor activity, the Company anticipates that full-year 2024 total portfolio RevPAR growth will be 125 to 150 basis points lower, Adjusted EBITDAre will be $11 million to $13 million lower and Adjusted FFO Attributable to Common Stockholders per Diluted Share will be approximately $0.06 lower than the 2024 outlook as presented in the Company’s second quarter earnings release. Approximately $6 million to $7 million of the total estimated Adjusted EBITDAre impact relates to business that was disrupted in the third quarter, with the remainder related to business that has been cancelled for the fourth quarter. The Company expects a portion of the group events that have been cancelled will be rebooked at the Hotel for a future period.

The estimated impact on the Company’s prior full-year 2024 outlook is based only upon business that has been disrupted at the Hotel as a result of the labor activity and the Company expects to provide an updated 2024 outlook, including any changes in expectations for the remainder of its portfolio, as part of its third quarter earnings release on November 12, 2024.

Despite the isolated disruption resulting from the labor activity at the Hotel, Sunstone remains well positioned to deliver significant earnings growth into 2025 and beyond driven by the contribution from the Company’s recent brand conversions, including the full-year contribution and recapture of displacement at the recently converted Marriott Long Beach Downtown, the continued ramp-up of multiple assets in the portfolio, the full-year contribution from its recently completed acquisition of the Hyatt Regency San Antonio Riverwalk and the debut of Andaz Miami Beach.

Comparable operating statistics for all hotels excluding The Confidante Miami Beach were as follows (1):

	Q3 2024 to August (2)	September 2024 (3)	Q3 2024 (3)	2024 YTD (3)
Occupancy	74%	67%	72%	72%
ADR	$295	$316	$302	$313
RevPAR	$218	$212	$216	$227
RevPAR Change vs. Prior Year	2.4%	(5.4)%	(0.2)%	(0.2)%
Total RevPAR	$354	$345	$351	$368
Total RevPAR Change vs. Prior Year	6.3%	(4.9)%	2.4%	1.3%

Comparable operating statistics for all 15 hotels were as follows (1):

	Q3 2024 to August (2)	September 2024 (3)	Q3 2024 (3)	2024 YTD (3)
Occupancy	71%	64%	69%	70%
ADR	$295	$316	$302	$313
RevPAR	$209	$203	$208	$219
RevPAR Change vs. Prior Year	1.0%	(6.1)%	(1.4)%	(2.8)%
Total RevPAR	$340	$332	$338	$355
Total RevPAR Change vs. Prior Year	4.7%	(5.7)%	1.1%	(1.6)%

(1)	Comparable operating statistics presented in this release include both prior ownership results and the Company's results for the Hyatt Regency San Antonio Riverwalk, acquired by the Company in April 2024.
(2)	Reflects results for July and August 2024.
(3)	Includes preliminary results for September which may change during the Company’s month-end closing process.

Hurricane Milton Update

The Company’s Renaissance Orlando at SeaWorld® and Oceans Edge Resort & Marina in Key West remained open and operational during Hurricane Milton which impacted the state of Florida. Based on preliminary assessments, neither property incurred any meaningful physical damage from the storm. While both hotels have experienced cancellations, a portion of the lost group business at the Company’s hotel in Orlando has been offset by incremental transient demand as a result of the storm. The Company will continue to monitor the impact of the storm on its prior 2024 outlook and will provide an update as part of its third quarter earnings release.

Share Repurchase Update

Since the beginning of the third quarter, the Company repurchased 2.3 million shares of its common stock at an average purchase price of $9.79 per share for a total repurchase amount before expenses of $22.8 million. This brings total repurchases in 2024 to 2.7 million shares at an average purchase price of $9.83 per share for a total repurchase amount before expenses of $26.4 million. The Company currently has $428.3 million remaining under its existing stock repurchase program authorization.

About Sunstone Hotel Investors

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”). Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

For Additional Information

Aaron Reyes

Chief Financial Officer

Sunstone Hotel Investors, Inc.

(949) 382-3018

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels located in urban and resort destinations in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, pandemics, natural disasters, civil unrest and terrorism; inflation adversely affecting our financial condition and results of operations; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be disproportionately harmed by economic conditions, competition, new hotel supply, real and personal property tax rates or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels require ongoing capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hyatt, Hilton, Four Seasons or Montage, and should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue and operating results; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations, and noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to environmental sustainability, social responsibility and corporate governance, or ESG, factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business or lead to a default or acceleration of our obligations under certain of our debt instruments; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments or otherwise comply with the material terms of our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; we could be harmed by inadvertent errors, misconduct or fraud that is difficult to detect; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or identify and prevent fraud; we have outstanding debt which may restrict our financial flexibility; certain of our debt is subject to variable interest rates, which creates uncertainty in the amount of interest expense we will incur in the future and may negatively impact our operating results; our stock repurchase program may not enhance long-term stockholder value, could cause volatility in the price of our common and preferred stock and could diminish our cash reserves; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the non-GAAP financial measure earnings before interest expense, taxes, depreciation and amortization for real estate, as adjusted for items defined below, or Adjusted EBITDAre, because we believe it is useful to investors as a key supplemental measure of our operating performance. This measure should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of this measure may not be comparable to other companies that do not define Adjusted EBITDAre the same as the Company. This non-GAAP measure is used in addition to and in conjunction with results presented in accordance with GAAP. It should not be considered as an alternative to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. This non-GAAP financial measure reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliation to its corresponding GAAP financial measure, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Amortization of right-of-use assets and obligations: we exclude the amortization of our right-of-use assets and related lease obligations, as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels.

●	Undepreciated asset transactions: we exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance, and management transition costs; pre-opening costs associated with extensive renovation projects such as the work being performed at The Confidante Miami Beach; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

Adjusted EBITDAre Reconciliation

(Unaudited and in thousands)

Q3 2024 To August

Net income	$2,180
Depreciation and amortization	21,044
Interest expense	11,365
Income tax provision	159
EBITDAre	34,748

Amortization of deferred stock compensation	1,584
Amortization of right-of-use assets and obligations	(99)
Pre-opening costs	522
Adjustments to EBITDAre, net	2,007

Adjusted EBITDAre	$36,755